SECURITIES ACQUISITION AND INVESTOR RIGHTS AGREEMENT

This Securities Acquisition and Investor Rights Agreement (this "Agreement") is dated as of December 8, 2006 by and among MEDirect Latino Inc., a Florida corporation (the "Company"), and Granite Creek FlexCap I, L.P., a Delaware limited partnership (the "Holder").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), the Company desires to issue to the Holder, and the Holder desires to acquire from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

"Business" shall have the meaning set forth in the Loan Agreement.

"Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in Chicago are authorized or required by law to remain closed, or with respect to the Commission, is a day on which the Commission is closed.

"Closing" means the closing of the transactions contemplated by the Transaction Documents.

"Closing Date" means the date of the Closing.

"Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date that is a Business Day if the Closing Date is not a Business Day) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its function of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company.

"Co-Investment Notice" shall have the meaning set forth in Section 7.4(a).

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.0001 per share.

"Common Stock Equivalents" means, collectively, Options and Convertible Securities.

"Company Counsel" means Joseph Emas, counsel to the Company.

"Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

"Designated Stockholder" means each of Raymond J. Talarico and Debra L. Towsley.

"Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

"Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange , the OTC Bulletin Board or the Pink Sheets.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Stock" means the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in Schedule 3.1(i) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule) or otherwise pursuant to any employee benefit plan described in Schedule 3.1(i) or which is hereafter adopted by the Company and approved by its stockholders or (B) in connection with any issuance of shares or grant of options to employees, officers, directors or consultants of the Company pursuant to a stock option plan or other incentive stock plan duly adopted by the Company's board of directors or in respect of the issuance of Common Stock upon exercise of any such options.

"Family Group" shall have the meaning set forth in Section 7.3.

"Filing Date" means the 90th day after the Closing Date, or if the 90th day after the Closing Date is not a Business Day for the Commission, then on the next day thereafter that is a Business Day for the Commission.

"Holder's Counsel" shall mean Pedersen & Houpt, P.C.

"Lien" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

"Loan" means the loan in the maximum principal amount of Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000) pursuant to the Loan Agreement.

"Loan Agreement" means the loan and security agreement entered into as of the date hereof by and among the Company as borrower, Granite Creek FlexCap I, L.P, St. Cloud Capital Partners, L.P., Bedford Oak Partners, L.P., Fred B. and Lois Tarter, Hungry Lizard, LLC and KKP Investments II LLC, a Delaware limited liability company, as lenders, and Granite Creek Partners, L.L.C. as agent.

"Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys' fees.

"Market Value" means as to Common Stock on any Trading Day, the product of the Closing Price on such Trading Day and the number of shares of Common Stock then held by the Holder.

"New Securities" has the meaning set forth in Section 7.1.

"Notice Parties" has the meaning set forth in Section 7.1.

"Offer Notice" has the meaning set forth in Section 7.1.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

"Permitted Transferees" shall have the meaning set forth in Section 7.3.

"Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Pro Rata Share" has the meaning set forth in the Loan Agreement.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means any Common Stock issued or issuable to any person pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. The Holder acknowledges that the Company may choose to include the Registrable Securities hereunder on a registration statement with other similar securities.

"Registration Statement" means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Required Effectiveness Date" means the 180th day after Closing Date; provided, however, that if the 180th day after the Closing Date is not a Business Day for the Commission, then the Required Effectiveness Date shall be the first day thereafter which is a Business Day for the Commission.

"Rule 144," "Rule 415," and "Rule 424" means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Sale Notice" has the meaning set forth in Section 7.2.

"SBA" shall mean the Small Business Administration.

"SBIA" shall mean the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including but not limited to Title 13, Code of Federal Regulations, § 121.103.

"Securities" means the shares of Common Stock issuable upon conversion of the Loan or any portion thereof.

"Selling Stakeholder" has the meaning set forth in Section 7.2.

"Small Business Investment Company" has the meaning set forth in the SBIA.

"Stock Option Plan" means any plan, written or not, approved by the Company's board of directors and pursuant to which the Company may issues stock, restricted stock, options, warrants or other share related instruments to its employees, which plan does not permit the issuance of more than one million (1,000,000) shares or rights to acquire share in the aggregate, based upon the Company's current capitalization; provided that such shares or rights to acquire shares may not be issued to any person who is an executive officer or a member of the board of directors of the Company as of the date hereof..

"Subsidiary" means any Person in which the Company, directly or indirectly, owns at least ten percent (10%) of the capital stock or holds an equivalent equity or similar interest.

"Tag Along Election Period" has the meaning set forth in Section 7.2.

"Trading Day" means for any such date, the first of the following clauses to apply: (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market (or any successor thereto), (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the American Stock Exchange (or any successor thereto), or (c) if trading ceases to occur on the American Stock Exchange (or any successor thereto), any Business Day.

"Trading Market" means the Pink Sheets, OTC Bulletin Board or any other Eligible Market.

"Transaction Documents" means this Agreement, the Transfer Agent Instructions, the Loan Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent Instructions" means the Irrevocable Transfer Agent Instructions, in the form of Exhibit C, executed by the Company and delivered to and acknowledged in writing by the Company's transfer agent.

ARTICLE II
CLOSING

2.1           Closing.  The Closing shall take place at the offices of the Company, or at such other location or time as the parties may agree.

2.2           Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Holder the following:

(i)           an executed copy of the Loan Agreement, the Note (as defined in the Loan Agreement) and all other documents requiring the Company's signature pursuant to the terms of the Loan Agreement as well as all other document required to be delivered and/or executed by the Company or its agents as set forth therein;

(ii)           a legal opinion of Company Counsel, in the form of Exhibit A, executed by such counsel and delivered to the Holder;

(iii)           duly executed Transfer Agent Instructions acknowledged by the Company's transfer agent; and

(iv)           such other documents or information as the Holder as an Small Business Investment Company, or the SBA, which has jurisdiction over the Holder, may require of the Company or the Holder in connection with the transaction contemplated hereby.

(b)           At the Closing the Holder shall deliver to the Company:

(i)           The cash consideration contemplated in this Agreement in readily available funds.

(ii)           Any requested documentation indicating that the Loan contemplated being made as of the date hereof is duly authorized and Holder has all required approvals for the Holder to make the Loan.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder as follows:

(a)           Company Organization and Name.  The Company is a corporation duly organized, existing and in good standing under the laws of the State of Florida, with full and adequate corporate power to carry on and conduct its business as presently conducted.  The Company's state issued organizational identification number is P03000000129. The Company is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.  The exact legal name of the Company is as set forth in the first paragraph of this Agreement, and the Company currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except for "Interaxx Digital Tools, Inc." which it used prior to July 23, 2004.

(b)           Subsidiaries.  The Borrower does not have any Subsidiaries.

(c)           [intentionally omitted]

(d)           Authorization; Validity.  The Company has full right power and authority to enter into this Agreement, to make the borrowings and execute and deliver this Agreement and perform its duties and obligations under this Agreement and the other Transaction Documents.  The execution and delivery of this Agreement and the other Transaction Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Company.  All necessary and appropriate corporate action has been taken on the part of the Company to authorize the execution and delivery of this Agreement and the other Transaction Documents.  This Agreement and the other Transaction Documents are valid and binding agreements and contracts of the Company in accordance with their respective terms.

(e)           Compliance with Laws.  The nature and transaction of the Company's Business and operations and the use of its properties and assets do not and during the term of the Loan shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Code, and the rules and regulations thereunder, and all Environmental Laws or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.  The Company has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits").  All of the Permits are valid and subsisting and in full force and effect.  There are no actions, claims or proceedings pending or to the best of the Company's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

(f)           Regulated Business.  Without limiting the generality of the representation and warranty set forth in Section 3.1(e), the Company represents and warrants that it has been issued such licenses or permits as are required to conduct its business as being conducted as of the date hereof, including but not limited to your license to be a supplier of durable medical equipment, orthotics, prosthetics, and supplies ("DMEPOS") issued by the Centers for Medicare & Medicaid Services and your license from the State of Florida to be a Home Medical Equipment and Services provider ("HME"), and as Company intends to conduct its business at least during the term of the Loan.  None of the individuals in its employ are required to have any licenses to operate the Company's business.  Copies of the DMEPOS and HME licenses are attached hereto as Schedule 3.1(f).

(g)           Environmental Laws and Hazardous Substances.  The Company represents, warrants and agrees with the Holder that (i) the Company has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Company (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) the operations of the Company comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Company's knowledge, threatened, and the Company shall immediately notify the Holder upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Company or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects the Company or its business, operations or assets or any properties at which the Company has transported, stored or disposed of any Hazardous Materials, (iv) the Company has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material, and (v) without limiting the generality of the foregoing, the Company shall, following determination by the Holder that there is non-compliance, or any condition which requires any action by or on behalf of the Company in order to avoid any non-compliance, with any Environmental Law, at the Company's sole expense cause an independent environmental engineer acceptable to the Holder to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

(h)           Absence of Breach or Conflict.  The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Company in connection with the Loan shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Company is a party or by which the Company or any of its property or assets may be bound.

(i)           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(i).  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(i), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in Schedule 3.1(i), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(i), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(j)           Reservation of Shares.  The Company has reserved and until the Loan is repaid in full the Company shall keep reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Loan.

(k)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Exhibits and Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Company has delivered to the Holder true, correct and complete copies of all SEC Reports filed within the 10 days preceding the date hereof.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

(l)           Financial Statements.  All financial statements submitted to the Holder have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the financial condition of the Company and the results of the operations for the Company as of such date and for the periods indicated.  Since the date of the most recent financial statement submitted by the Company to the Holder, there has been no material adverse change in the financial condition or in the assets or liabilities of the Company, or any changes except those occurring in the ordinary course of business.

(m)           Projections. The projections provided to the Holder by Company, a copy of which are attached hereto as Exhibit D represent Company's best estimate of its anticipated sales and costs for the periods covered thereby based upon the assumptions set forth therein.

(n)           Intellectual Property.  Company owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, the Company does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 3.1(n) attached hereto and has not granted any licenses with respect thereto other than as set forth therein.  No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights.  To the best of the Company's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by the Company infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting the Company contesting its right to sell or use any such Intellectual Property.  Schedule 3.1(n) sets forth all of the agreements or other arrangements of the Company pursuant to which the Company has a material license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of the Company as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by the Company after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement").  No trademark, servicemark, copyright or other Intellectual Property at any time used by the Company which is owned by another person, or owned by the Company subject to any Lien in favor of any person other than The Holder, is affixed to any Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 3.1(n) and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by the Company under applicable law (including the United States Copyright Act of 1976).

(o)           Litigation and Taxes.  There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or threatened, against the Company, which, if adversely determined, would result in any material adverse change in the financial condition or properties, business or operations of the Company.  The Company has duly filed all applicable income or other tax returns on a timely basis and has paid all income or other taxes when due.  There is no controversy or objection pending, or threatened in respect of any tax returns of the Company.

(p)           Event of Default.  No Event of Default (as defined in the Loan Agreement) has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents and the Company is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party.

(q)           Governmental Regulation.  The Company is not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

(r)           Small Business Matters.  The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, § 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including but not limited to Title 13, Code of Federal Regulations, § 121.103 (the "SBIA") and is in full compliance with, the provisions of the SBIA.  The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Parts A and B of Form 1031 delivered at the Closing is accurate and complete.  The information regarding use of proceeds to be used by the Holder in completing SBA Form 1050 is also accurate and complete.  Copies of such forms shall have been completed and executed by the Company and delivered at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the Loan.  The Company does not presently engage in, and it shall not hereafter engage in, any activities, nor shall the Company use directly or indirectly the proceeds from the Loan hereunder for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the SBIA).  The Company acknowledges that the Holder is a federal licensee under the SBIA.  Neither the Company nor any of its officers, managers, or shareholders or, to the best of their knowledge, their employees directly or indirectly own or control, or are related to any Person who owns or controls, any interest in, or is an officer, director, employee, shareholder, or agent of, the Holder or any entity in any way related to or affiliated with the Holder or any other Small Business Investment Company.  The Company has not received, is not receiving, and has no intention to apply for any assistance from the SBA or any Small Business Investment Company other than the Holder.  Promptly after the end of each calendar year (but in any event prior to February 28 of each year), Company shall deliver to Agent a written assessment of the economic impact of the Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company and on taxes paid by the Company and its employees.

(s)           Individual Licenses.  There are no licenses required of individuals which are necessary to the conduct of the Company's business as presently conducted.

(t)           Place of Business.  The principal place of business of the Company is 2101 West Atlantic Boulevard, Suite 101, Pompano, Florida  33069 and the Company shall promptly notify the Holder of any change in such location.

(u)           Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause the Holder to be liable for any such fees or commissions.

(v)           Private Placement.  Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising.  Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and issuance of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.  The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(w)           SEC Filing Status The Company is not subject to any stop order or other restriction imposed by any court, legal action or governmental authority which would prohibit the issuance of the Securities.

(x)           Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(y)           Registration Rights.  Except as described in Schedule 3.1(v), and except as provided to the Holder pursuant hereto, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(z)           Application of Takeover Protections.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could become applicable to the Holder as a result of the Holder and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Securities and the Holder's ownership of the Securities.

(aa)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holder or its agents or counsel with any information that constitutes or might constitute material, nonpublic information.  The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure materials provided to the Holder regarding the Company, its business and the transactions contemplated hereby, including the Transaction Documents and the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that the Holder is not making and has not made (i) any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 or (ii) any statement, commitment or promise to the Company or, to its knowledge, any of its representatives which is or was an inducement to the Company to enter into this Agreement or otherwise.

(bb)           Acknowledgment Regarding Holder.  The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm's length counter party with respect to the Company and to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and any advice given by the Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Holder's acquisition of the contingent right to acquire the Securities.  The Company further represents to the Holder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc)           Transactions With Affiliates and Employees.  Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(dd)           Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)           Independent Nature of the Purchasers.  The Company acknowledges that the obligations of all persons acquiring securities from the Company under the Transaction Documents are several and not joint with the obligations of any other third party purchasers of the Company's securities, and they shall not be responsible in any way for the performance of the obligations of any other third party purchasers of the Company's securities.  The Holder and the Company agree and acknowledge that (i) the decision of the Holders to enter into this Agreement has been made (and the decision of the Holders to purchase the Securities pursuant to this Agreement and the terms of the Notes will be made) by the Holder independently of any other third party purchasers of the Company's securities and (ii) no other third party purchasers of the Company's securities have acted as agent for the Holder in connection with any of them making their investment hereunder and that no such other third party purchasers will be acting as agent of the Holder in connection with monitoring its investment hereunder. Nothing contained herein or in any other Transaction Document or any agreement of any such other third party purchaser, and no action taken by the Holder pursuant hereto or any other third party purchaser pursuant thereto, shall be deemed to constitute the Holders or any such other third party purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders or any third party purchasers are in any way acting in concert or as a group with respect to any matters. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other Transaction Documents, and it shall not be necessary for any such other third party purchasers to be joined as an additional party in any proceeding for such purpose. To the extent that any such other third party purchasers purchase the same or similar securities as a Holder hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any such other third party purchaser.

3.2           Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company as follows:

(a)           Organization; Authority.  The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  Entry into this Agreement has been duly authorized by all necessary action on the part of the Holder.  This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

As of the date(s) the Holder acquires any Securities the Holder shall make the following representation and warranties:

(b)           Investment Intent.  The Holder is acquiring the Securities as principal for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Holder's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

(c)           Holder Status.  At the time the Holder elected to acquire the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(d)           Experience of the Holder. The Holder, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Certain Trading Limitations.  The Holder agrees that beginning on the date the Holder first learned of this transaction, and continuing until the Required Effectiveness Date, it has not entered into and will not enter into any Short Sales. For purposes of this Section 3.2(e), a "Short Sale" by the Holder means a sale of Common Stock that is marked as a short sale and that is executed at a time when the Holder has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether the Holder has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Options then held by the Holder (assuming that such Options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by the Holder.

(f)           Rule 144.  The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered for resale under the Securities Act or unless an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and fully paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)           Access to Information. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management.  It has also had an opportunity to ask questions of officers of the Company. The Holder understands that such discussions, as well as any written information issued by the Company, did not contain any material non-public information and were intended to describe certain aspects of the Company's business and prospects. THE HOLDER UNDERSTANDS THAT ITS INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK.

(h)           No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Securities.

(i)           Residency. The Holder is a resident of the State of Illinois.

(j)           Acknowledgment Regarding 5% Ownership of Company's Outstanding Common Stock. The Holder acknowledges and agrees that if at any point in time the Holder owns five percent (5%) or more of the Company's outstanding shares of Common Stock, then said Holder may be subject to obligations, including the filing of applicable documents, under the rules and regulations of the Commission.

ARTICLE IV
CONVERSION OF NOTES

4.1           Conversion of Notes.

(a)           At any time, at the Holder's election and prior to repayment in full of the Loan, the Holder may, at any time, upon five (5) days' notice (the "Conversion Notice") elect to convert all or any portion of its Note into shares of the Company's Common Stock.

(b)           In the event the principal and interest due under this Note from time to time, or any portion thereof, is to be converted, the Lender shall surrender this Note to the Borrower during usual business hours together with the Conversion Notice specifying that the Lender elects to convert this Note into shares of Common Stock in accordance with the provisions of the Note and this Agreement, the dollar amount to be converted into shares (the "Conversion Amount") and specifying the name or names in which the shares to be issued upon such conversion shall be held, together with the addresses and social security numbers, in the case of natural persons, or federal employer identification numbers, in the case of entities, of the persons so named.  The number of shares of Common Stock to be issued upon the conversion of the amounts due under this Note shall be calculated as follows, subject to adjustment as set forth in Section 5.4 below:  the Conversion Amount shall be multiplied by (i) subject to the following paragraph, .4286 and that amount shall be converted into shares at $1.50 per share, (ii) .2857 and that amount shall be converted into shares at $2.00 per share and (iii) .2857 and that amount shall be converted into shares at $2.50 per share (each, "Conversion Prices"); provided, however, that if a Conversion Price Adjustment Event has occurred, then the Conversion Price of the .4286 traunch shall thereafter be $1.00 per share.

(c)           A "Conversion Price Adjustment Event" shall mean the failure on the part of the Borrower, (i) within six (6) months of the date hereof, to identify and hire either a Chief Executive Officer or a Chief Financial Officer on terms acceptable to both the Borrower and at least the Required Lenders or (ii) the failure of the Borrower, within six (6) months of the first date of employment of the first to be hired of a Chief Executive Officer or a Chief Financial Officer, to identify and hire on terms acceptable to the Borrower and at least the Required Lenders a person to fill the position of Chief Executive Officer or Chief Financial Officer, whichever was not previously filled.

4.2           Delivery of Securities.

(a)           Upon conversion of the Note or any part thereof, the Company shall promptly (but in no event later than the close of trading on the last of such number of Trading Days as trades clear on United States markets or exchanges, currently three (3) business days, after the Conversion Date (the "Settlement Period")) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Securities issuable upon such conversion, free of restrictive legends unless a registration statement covering the resale of the Securities and naming the Holder as a selling stockholder thereunder is not then effective and the Securities are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act.  A "Trading Day" is any day that the exchange or market upon which the Company's shares are traded is open for trading.  The Holder, or any Person so designated by the Holder to receive Securities, shall be deemed to have become holder of record of such Securities as of the Conversion Date.  The Company shall, upon request of the Holder, use its best efforts to deliver Securities hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  The Note shall only be cancelled when it has been converted in full or repaid in full or some combination thereof.

(b)           In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Securities upon conversion by the end of the Settlement Period, and if after end of the Settlement Period the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Securities that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within the number of days then comprising a Settlement Period following the date of the Holder's request, and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(c)           The Company's obligations to issue and deliver Securities in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the Securities.  Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note  as required pursuant to the terms hereof.

(d)           Notwithstanding the foregoing, the obligations of the Company stated in this section shall be limited to covering the actual loss incurred by the Holder for untimely delivery. However, the Company will retain the obligation to deliver all shares as soon as possible.

4.3           Charges, Taxes and Expenses.   Issuance and delivery of certificates for shares of Common Stock upon conversion of the Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for the Securities in a name other than that of the Holder or an Affiliate thereof.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or receiving Securities upon conversion hereof.

4.4           Certain Adjustments.  The number of Securities issuable upon conversion of the Note and the Conversion Prices are subject to adjustment from time to time as set forth in this Article IV.

(a)           Stock Dividends and Splits.  If the Company, at any time prior to repayment of the Loan in full, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time prior to repayment of the Loan in full, distributes to holders of Common Stock (i) evidence of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then the Company shall promptly provide the Holder with notice of such Distributed Property.

(c)           Fundamental Transactions.  If, at any time prior to repayment of the Loan in full, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a "Fundamental Transaction"), then the Holder shall have the right to receive, (i) upon conversion of the Note prior to or in connection with the closing of the Fundamental Transaction, the same amount and kind of securities, cash or property that is received by holders of Common Stock or (ii) at the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new convertible note entitling the Holder to acquire an equity interest in the Company or surviving entity in an amount equal to the Holder's pro rata position in the Company prior to the transaction.  The aggregate Conversion Price for the Note will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Conversion Price in a reasonable manner reflecting the relative value of Holder's interest in the Company before the Fundamental Transaction and Holder's pro rata interest in the Company or surviving entity after the Fundamental Transaction.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that any replacement security will be adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)           Subsequent Equity Sales.

(i)           If from the date hereof through and prior to repayment of the Loan in full, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "Common Stock Equivalents") at an effective net price to the Company per share of Common Stock (the "Effective Price") less than the Conversion Prices (as adjusted hereunder to such date), then the Conversion Prices shall be reduced to equal the Effective Price.  For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii)           If from the date hereof through and prior to repayment of the Loan in full, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "Floating Price Security"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(e)           Number of Shares.  Simultaneously with any adjustments to the Conversion Price pursuant to paragraphs (a) or (d) of this Section, the number of shares that may be purchased upon conversion of the Note shall be increased proportionately, so that after such adjustment the aggregate Conversion Price payable hereunder for the increased number of shares shall be the same as the aggregate Conversion Price in effect immediately prior to such adjustment.

(f)           Calculations.  All calculations under this Article IV shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)           Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Article IV, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Note and this Agreement and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number or type of shares or other securities issuable upon conversion of the Note (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(h)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert the Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(i)           Exceptions to the Adjustment Provisions of this Article IV. Notwithstanding the foregoing, the Company shall have the right to issue up to an aggregate of one million (1,000,000) shares or options or warrants for share of the Company's Common Stock which issuance or proposed issuances will not result in an adjustment of the Holder's Conversion Price under the Note; provided that (1) such shares, options and/or warrants are issued for the sole purpose of employee compensation, (2) such issuance or proposed issuance is not made to any executive or member of the board of directors of the Company as of the date hereof and (3) the Company will provide the Holder with prior written notice of such issuance or proposed issuance.

ARTICLE V
OTHER AGREEMENTS OF THE PARTIES

5.1           Transfer Restrictions.

(a)           The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of any of the Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of any of the Securities by the Holder to an Affiliate of the Holder, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(b)           The Holder agrees to the imprinting, so long as is required by this Section 5.1(b), of the following legend on any certificate evidencing Securities:

NEITHER THESE SECURITIES NOR ANY SECURITIES INTO WHICH THESE SECURITIES MAY BE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

In addition, the Holder acknowledges that each certificate for the Securities shall bear any additional legend required by any other applicable domestic or foreign securities or blue sky laws.

Certificates evidencing the Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of the Securities is effective under the Securities Act, or (ii) following any sale of the Securities pursuant to Rule 144, or (iii) if the Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date.  Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by the Holder to the Company or the Company's transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to the Holder a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c)           The Company acknowledges and agrees that the Holder may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, the Holder may transfer pledged or secured Securities to the pledgees or secured parties, subject to the Company's consent which shall not be unreasonably withheld.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Holder's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

5.2           Furnishing of Information.  As long as the Holder owns any of the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Holder owns any of the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Holder to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as the Holder may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

5.3           Financial Statements.  The Company shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Holder or its authorized representatives such information regarding the business affairs, operations and financial condition of the Company, including, but not limited to:

(a)           as soon as available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of the annual audited, compiled financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Holder may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to the Holder, containing an unqualified opinion;

(b)           as soon as available, and in any event, within forty-five (45) days following the end of each fiscal quarter, a copy of the financial statements of the Company regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Holder may request, in reasonable detail, prepared and certified as accurate by the Company; and

(c)           as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of the Company regarding such calendar month, including balance sheet, statement of income and retained earnings, statement of cash flows for the calendar month then ended and such other information (including nonfinancial information) as the Holder may request, in reasonable detail, prepared and certified as accurate by the Company.

5.4           Integration. The Company will not offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and issuance of the Securities to the Holder to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the Securities Act or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

5.5           Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

5.6           Securities Laws Disclosure; Publicity.  The Company shall, on or before 9:00 a.m., Florida time, on December 8, 2006, issue a press release in the form attached hereto as Schedule 5.6.  On the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K Filing") describing the terms of the transactions contemplated by the Transaction Documents, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Holder promptly after filing.  Except with respect to the 8-K Filing (a copy of which will be provided to the Holder for its review as early as practicable prior to its filing), the Company shall, at least one day prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Holder for its review.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Holder with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of the Holder. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, the Company shall make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. The Holder shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.7           Reimbursement.  If the Holder and/or any of its Affiliates or any officer, director, partner, controlling Person, member, manager, investment advisor, employee or agent of the Holder or any of its Affiliates (each a "Related Person") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents (except per the indemnification provisions set forth in Section 7.4 hereof), the Company will indemnify and hold harmless the Holder and each Related Person for their reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith which are determined by a court of competent jurisdiction in a non-appealable order to have resulted from the gross negligence, willful misconduct or fraud of the Company or its Affiliates.  In addition, the Company shall indemnify and hold harmless the Holder and Related Person from and against any and all Losses arising out of or relating to any breach by the Company of any representation, warranty or covenant made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach.  The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 7.4(c) below.  Subject to Section 7.4 below, the indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Holder and any such Related Persons.  The Company also agrees that neither the Holder nor any Related Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the gross negligence or willful misconduct of the Holder or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Holder on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses).  Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Holder for all costs of enforcing the indemnification obligations in this paragraph as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review.  Notwithstanding anything to the contrary contained in this Section 5.8 to the contrary, this Section 5.8 shall not provide any Person with any additional remedy for any claim provided by the provisions of Section 6.4 hereof.

ARTICLE VI
CONDITIONS

6.1           Conditions Precedent to the Obligations of the Holder.  The obligation of the Holder to acquire the Securities at the Closing is subject to the satisfaction or waiver by the Holder, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

6.2           Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Holder contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  The Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Holder at or prior to the Closing; and

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or be pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by this Agreement and the agreements attached as exhibits hereto.

ARTICLE VII
REGISTRATION RIGHTS

7.1           Registration Statement

(a)           As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form S-1 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1, in which case such registration shall be on another appropriate form in accordance herewith as the Holder may consent in writing) and shall contain (except if otherwise directed by the Holder) the "Plan of Distribution" attached hereto as Exhibit B.

(b)           The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date when all Registrable Securities covered by such Registration Statement have been resold either under the Registration Statement or pursuant to Rule 144, and (ii) the date on which all Registrable Securities may be sold without restriction or limitation pursuant to paragraph (k) of Rule 144 ("Effectiveness Period").

(c)           The Company shall notify the Holder in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

(d)           Commencing upon the occurrence of any Event (as defined below) and until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Holder (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay upon the occurrence of such Event and on every monthly anniversary thereof to the Holder an amount in cash, as damages and not as a penalty, the amount of Holder's Pro Rata Share of Twenty Thousand Dollars ($20,000), in each case, prorated for any partial month.  Any amounts payable pursuant to the preceding sentence are payable, at the Company's election, up to one-half in shares of Common Stock.  The payments to which the Holder shall be entitled pursuant to this Section 7.1(d) are referred to herein as "Event Payments".  Any Event Payments payable pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event.  In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of twelve percent (12%) per annum (prorated for partial months) until paid in full.

For such purposes, each of the following shall constitute an "Event":

(i)           the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;

(ii)           after the Effective Date, the Commission issues a stop order which has the effect of suspending the Holder's right to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) and such suspension is not waived or lifted for five or more Trading Days (whether or not consecutive);

(iii)           after the Effective Date, any Registrable Securities covered by such Registration Statement are not listed on an Eligible Market;

(iv)           the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five (5) Trading Days (which need not be consecutive Trading Days) in any twelve (12) month period; or

(v)           the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Securities upon any conversion of the Loan or, at any time following the Effective Date, any Shares are not listed on an Eligible Market.

Notwithstanding the foregoing, no Event may be deemed to occur entitling the Holder to an Event Payment or other relief if the Event occurs after the Holder has disposed of all of its Registrable Securities. Upon written request of the Company, Holder agrees to inform the Company of the amount of Registrable Securities is holds from time to time, which shall be held by the Company in strictest confidence.

(e)           The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities; provided, however that the Company may file such a registration statement provided that not less than 50% of Holder's Registrable Securities may be included in such registration statement.

7.2           Registration Procedures.  In connection with the Company's registration obligations hereunder, the Company shall:

(a)           Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment, or not less than one Trading Day for any supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holder for up to three Trading Days, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

(b)           (i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holder true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Holder and the Holder's Counsel of the Registrable Securities to be sold as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to the Holder a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)           Furnish to the Holder and the Holder's Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)           Promptly deliver to the Holder and the Holder's Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)           In the time and manner required by each Trading Market on which the Company's shares are listed, (i) prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market on which the Company's shares are listed as soon as possible thereafter; (iii) provide to the Holder evidence of such listing; and (iv) maintain the listing of such Registrable Securities on such Trading Market or another Eligible Market.

(h)           Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with a the Holder and the Holder's Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(i)           Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request.

(j)           Upon the occurrence of any event described in Section 7.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)           Cooperate with any reasonable due diligence investigation undertaken by the Holder in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information; provided that the Company will not deliver or make available to the Holder material, nonpublic information unless the Holder specifically requests in advance to receive material, nonpublic information in writing.

(l)           Comply with all applicable rules and regulations of the Commission.

7.3           Registration Expenses.  The Company shall pay (or reimburse the Holder for) all reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holder), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

7.4           Indemnification

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Holder, the officers, directors, partners, members, managers, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors, employees, representatives and agents of each of them, each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, agents, employees, representatives and investment advisors of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Holder furnished in writing to the Company by the Holder or its authorized agent expressly for use therein, or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 7.2(c)(v)-(vii), the use by the Holder of an outdated or defective Prospectus after the Company has notified the Holder in writing that the Prospectus is outdated or defective and prior to the receipt by the Holder of the Advice contemplated in Section 7.5.  The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  Notwithstanding the foregoing, to the extent the Holder suffers any Losses pursuant to the occurrence of an Event under Section 7.1(d), the Holder shall only be entitled to make a claim under this Section 7.4 for Losses not covered by the Event Payments.

(b)           Indemnification by the Holder. The Holder shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Holder or its authorized agent to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder or its authorized agent expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 7.2(c)(v)-(vii), the use by the Holder of an outdated or defective Prospectus after the Company has notified the Holder in writing that the Prospectus is outdated or defective and prior to the receipt by the Holder of the Advice contemplated in Section 7.5.  In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the net proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised in writing by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) the reimbursement of which is the responsibility of the Indemnifying Party hereunder, shall be paid to the Indemnified Party, promptly after it is determined by a court of competent jurisdiction in a final judgment not subject to appeal or review that such Indemnified Party is entitled to indemnification hereunder.

(d)           Contribution.  If a claim for indemnification under Section 7.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7.4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7.4(d), the Holder shall not be required to contribute any amount in excess of the amount by which the proceeds actually received by the Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.5           Dispositions.  The Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.  The Holder further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 7.2(c)(v), (vi) or (vii), the Holder will discontinue disposition of such Registrable Securities under the Registration Statement until the Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 7.2(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

7.6           No Piggyback on Registrations. Except as set forth on Schedule 7.6, neither the Company nor any of its security holders (other than the Holder in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

7.7           Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities which then remain unused and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder written notice of such determination and if, within fifteen days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Holder requests to be registered.

ARTICLE VIII
OTHER RIGHTS

8.1           Pre-Emptive Rights.  The Holder, along with all of the other holders of Registrable Securities, shall have the right to subscribe for any equity securities or securities convertible or exchangeable into equity securities now or hereafter authorized which the Company proposes to issue or sell ("New Securities"), and such right shall be exercisable by the Holder or its assignees; provided,however, that this Section 8.1 shall not apply to (a) the issuance of Common Stock upon the exercise of any securities outstanding on the date hereof, (b) equity securities issued in connection with acquisitions of businesses or assets by the Company approved by the Board, (c) the issuance of options or awards made pursuant to the Stock Option Plan or the issuance of Common Stock upon exercise of such options or (d) equity securities issued to the Holder after the date hereof (so as to avoid double counting hereunder).  The Company shall give the Holder not less than five days' written notice (an "Offer Notice") of any issuance or sale.  The Offer Notice shall reflect the terms of the issuance or sale and state that the other parties to the transaction are firmly committed to the acquisition of the shares subject only to the Holder's right to participate as set forth in this Section 8.1.  If the Holder desires to acquire the offered securities, the Holder shall provide readily available funds in accordance with the terms set forth in the Offer Notice.  If the Holder fails to exercise its rights pursuant to this Section 8.1, the Company shall be entitled to sell such New Securities which Holder did not elect to purchase during the 35 days following the date of the Offer Notice on terms and conditions set forth in the Offer Notice to the Holder.  Any New Securities offered or sold by the Company to any Person after such 35-day period must be re-offered to the Holder pursuant to the terms of this Section 8.1.

8.2           Participation Rights.  Prior to any Transfer of Common Stock (other than a Permitted Transfer not covered by this Section 8.2) by a Designated Stockholder or any holder of Registrable Securities, including the Holder (each, a "Selling Stakeholder"), such person or his or her or its agent shall deliver a written notice (the "Sale Notice") to the "Notice Parties" (defined as such of the Designated Stockholders and the holders of Registrable Securities that are not the Selling Stakeholder in each case), specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer, including a price per share for the shares of Common Stock proposed to be Transferred (which notice may be the same notice and given at the same time as the Offer Notice under Section 8.1).  The Notice Parties may elect to participate in any contemplated Transfer of Common Stock by a Selling Stakeholder, at the same price per share and on the same terms by delivering written notice to the Selling Stakeholder within five (5) days after delivery of the Sale Notice (the "Tag Along Election Period").  If, during the Tag Along Election Period, a Notice Party has elected to participate in such Transfer, then, subject to the requirements of the preceding sentence, the Selling Stakeholder and the Notice Parties electing to participate shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms per share, a number of shares of Common Stock determined as follows: (i) first, each shall be entitled to Transfer up to the same proportion of its shares of Common Stock (determined on an as if converted basis) as the Selling Stakeholder proposes to sell; and (ii) second, the Selling Stakeholder may Transfer any remaining shares of Common Stock as the transferee will accept on the same terms.

None of the Holder or any Designated Stockholder shall transfer any of its Common Stock to any prospective transferee if such prospective transferee(s) declines to allow the participation of the others.  Each Designated Stockholder and holders of Registrable Securities transferring Common Stock pursuant to this Section 8.2 shall pay its proportional share (based on the number of shares of Common Stock to be sold) of the expenses incurred by such Person in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of shares of Common Stocks to be sold) in any indemnification or other obligations that the Selling Stakeholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Selling Stakeholder such as indemnification with respect to representations and warranties given by a Selling Stakeholder regarding such person's title to and ownership of Common Stock.

8.3           Permitted Transfer.  The restrictions set forth in Section 8.2 shall not apply with respect to any Transfer of Company Securities by any Designated Stockholder pursuant to applicable laws of descent and distribution or among such Person's Family Group (as defined below) (collectively referred to herein as "Permitted Transferees") or to redemptions or repurchases of Common Stock; provided that the restrictions contained in Section 8.2 shall continue to be applicable to the Common Stock transferred by a Designated Stockholder after any such Transfer and provided further that the transferees of such Common Stock shall have agreed in writing to be bound by the provisions of this Agreement affecting the Common Stock so transferred. For purposes of this Agreement, "Family Group" means, with respect to any Designated Stockholder, such Designated Stockholder's spouse and descendants (whether natural or adopted), any trust solely for the benefit of the Designated Stockholder and/or the Designated Stockholder's spouse and/or descendants or an entity of which the Designated Shareholder and/or his or her Family Group owns at least a majority equity and economic interest in such entity; provided however that such Family Group ownership shall not be used to accomplish a transaction with a third party that this the restrictions on transfer in this agreement are otherwise intended to prohibit.  Each Designated Stockholder shall give the Holder and the Company 30 days' prior written notice of any Transfers to Permitted Transferees.

8.4           Co-Investment Rights.

(a)           If at any time the Company intends to issue New Securities and the Holder has not exercised its rights under Section 8.1, then the Company shall deliver to the Holder along with all of the other holders of Registrable Securities 30 days' prior written notice of such New Securities ("Co-Investment Notice").  Such Co-Investment Notice shall describe the terms and conditions of the offering of New Securities.  Upon receipt of such Co-Investment Notice, the Holder shall have the right ("Co-Investment Right"), but not the obligation, to purchase the Holder's Pro Rata Share of the New Securities on the same terms and conditions offered or to be offered (for purposes of such calculation, fractions shall be rounded down to the nearest whole number if such fraction is less than 0.5, and rounded up to the nearest whole number if such fraction is equal to or greater than 0.5).  Thereafter, subject to Section 8.4(b), any remaining New Securities may be offered to such third parties as the Company desires.

(b)           If the offering of New Securities is not completed within 180 days following the date of the Investment Notice, the New Securities will be required to be reoffered to the Holder in accordance with Section 8.4(a).

(c)           The rights granted pursuant to Section 8.4 hereof shall not apply to:  (a) issuances of additional Common Stock or rights thereto pursuant to the Stock Option Plan or (b) issuances of Common Stock or other Company securities in acquisition transactions, or (c) securities issued pursuant to the Stock Option Plan.

8.5           Board of Directors.  The Holder shall have the right to nominate and the Designated Stockholders agree to vote in favor of two directors nominated by the Holder to serve from time to time.

8.6           Observation Rights.  The Holder shall have the right to have present at each telephonic meeting and all in-person meetings of the Company's board of directors up to two representatives of its choosing on and after the date hereof.  Such persons, which initially shall be Mark Radzik and Brian Boorstein, shall receive notice of the meetings to which the directors are entitled and shall receive, at the same time when such materials are sent to the directors, all information provided to the directors in connection with a meeting or relating to the Company.  In the event the Company's board is considering acting by written consent, the Holder's designee shall receive the notice, form of consent and related materials concurrently with the same being provided to the directors.  The Company shall reimburse the Holder for all of one of its designees' reasonable expenses in attending not less than two in-person board meetings in any 12 month period.

8.7           Right of First Refusal on Additional Financings or Refinancings.  The Company shall first offer to the holders of Registrable Securities the opportunity to refinance the Loan or to enter into additional financing arrangements.  Such holders shall have 10 business days within which to advise the Company of their participation in any refinancing.

8.8           Negative Covenants.

(a)           Subsidiaries; Transfer; Merger.  The Company shall not form any subsidiaries, and shall not, either directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Promissory Notes, Chattel Paper, Payment Intangibles or Accounts, except Inventory in the ordinary course of business.

(b)           Issuance of Stock Interests.  Except as required pursuant to and in accordance with the terms of that certain settlement agreement between the Company and Mr. Michael Pringle dated November 30, 2006, the Company shall not, either directly or indirectly, issue or distribute any additional capital stock or other securities of the Company.

(c)           Change of Legal Status; Organizational Documents.  The Company shall not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.  The Company shall not amend any of its articles or bylaws or any agreements among its stockholders and shall not alter the present size of its board of directors, which has been set by resolution of the board of directors at six members.

(d)           Distributions.  The Company shall not, either directly or indirectly, purchase or redeem any shares of its stock, or declare or pay any dividends (other than stock dividends), whether in cash or otherwise, or set aside any funds for any such purpose or make any distribution to its shareholders.

The rights pursuant to this Article VIII shall terminate upon the later to occur of the repayment in full of the loan pursuant to the Loan Agreement.

ARTICLE IX
MISCELLANEOUS

9.1           Termination. This Agreement may be terminated by the Company or the Holder, by written notice to the other parties, if the Closing has not been consummated by the third Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

9.2           Fees and Expenses.  The Holder shall be entitled to reimbursement of costs and expenses incurred in connection with the transactions covered in the Transaction Documents which amount shall be payable solely from the Closing proceeds and paid to the Holder at Closing.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

9.3           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the parties will execute and deliver to each other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

9.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9.4 prior to 4:30 p.m. (Chicago time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (Chicago time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature page hereto, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by the Company or the Holder.

9.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights under this Agreement to any Person to whom the Holder assigns or transfers any of the Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Holder, and subject to the Company's approval, which shall not be unreasonably withheld.  Notwithstanding anything to the contrary herein, the Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

9.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 5.8 and each Indemnified Party is an intended third party beneficiary of Section 7.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

9.9           Governing Law; Venue; Waiver Of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF CHICAGO, COUNTY OF COOK FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE HOLDER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND THE HOLDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

9.10           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

9.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

9.14           Replacement of Securities.  If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

9.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate and agree to waive any requirement that the Holder post a bond or other security in connection with any such proceeding seeking specific performance.

9.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Holder hereunder, or the Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.17           Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

9.18           Independent Nature of the Purchasers’ Obligations and Rights.  The Company acknowledges that the obligations of all persons acquiring securities from the Company under the Transaction Documents are several and not joint with the obligations of any other third party purchasers of the Company's securities, and they shall not be responsible in any way for the performance of the obligations of any other third party purchasers of the Company's securities.  The Holder and the Company agree and acknowledge that (i) the decision of the Holders to enter into this Agreement has been made (and the decision of the Holders to purchase the Securities, if ever, will be made) by the Holder independently of any other third party purchasers of the Company's securities and (ii) no other third party purchasers of the Company's securities have acted as agent for the Holder in connection with any of them making their investment hereunder and that no such other third party purchasers will be acting as agent of the Holder in connection with monitoring its investment hereunder. Nothing contained herein or in any other Transaction Document or any agreement of any such other third party purchaser, and no action taken by the Holder pursuant hereto or any other third party purchaser pursuant thereto, shall be deemed to constitute the Holders or any such other third party purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders or any third party purchasers are in any way acting in concert or as a group with respect to any matters.  The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other Transaction Documents, and it shall not be necessary for any such other third party purchasers to be joined as an additional party in any proceeding for such purpose. To the extent that any such other third party purchasers purchase the same or similar securities as a Holder hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any such other third party purchaser.

 [SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Acquisition and Investor Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GRANITE CREEK FLEXCAP I, L.P.

By:           __________________________
Name:                      __________________________
Title:                      __________________________

Address for Notice:

222 West Adams, Suite 1980
Chicago, Illinois
Facsimile No.: (312) 726-5797
Telephone No.: (312) 726-5766
Attn:  Mark Radzik

With a copy to:

Pedersen & Houpt
161 North Clark Street, Suite 3100
Chicago, IL 60601
Facsimile No.: (312) 641-6895
Telephone No.: (312) 641-6888
Attn:  Susan M. Hermann

MEDIRECT LATINO INC.

By:  __________________________
Its:  ___________________________
Name:  ________________________

WITH RESPECT TO SECTION 8.5 ONLY:

__________________________________________
Raymond J. Talarico

__________________________________________
Debra L. Towsley

Address for Notice:

2102 West Atlantic Boulevard
Suite 101
Pompano Beach, Florida   33069
Facsimile No.: (954) 321-3542
Telephone No.: (954)321-3540
Attn: Raymond J. Talarico

With a copy to:

Howard A. Caplan, Attorney, P.A.
6260 Dupont Station Court, Suite C
Jacksonville, FL  32217
Facsimile No.: (904) 256-0051
Telephone No.: (904) 256-3333